Exhibit 99.1

           Tesoro Reports Second Quarter Earnings, Declares
                       Quarterly Cash Dividend


    SAN ANTONIO--(BUSINESS WIRE)--Aug. 4, 2005--Tesoro Corporation (NYSE:TSO) today reported net earnings of $183.9 million, or $2.62 per share, for the second quarter of 2005 compared to net earnings of $213.1 million, or $3.11 per share, for the second quarter of 2004.
    As previously disclosed, results for the second quarter of 2005 include an after-tax charge of $1.8 million, or $0.03 per share to write-off unamortized debt issuance costs and the prepayment premium associated with the retirement of the company's $96.0 million Senior Secured Term Loans. Excluding this special item, net earnings were $185.7 million, or $2.65 per share.
    For the first half of 2005, the company reported net earnings of $211.6 million, or $3.02 per share, compared to net earnings of $263.5 million, or $3.88 per share, for the first six months of 2004.
    Results for the first half of 2005 include after-tax charges of $8.1 million, or $0.12 per share, for the charges associated with prepayment of debt as well as expenses related to the termination and retirement of certain executive officers. This compares to after-tax charges of $1.2 million, or $0.02 per share, for debt financing costs incurred in the first half of 2004. Excluding special items, net earnings for the first half of 2005 were $219.7 million, or $3.14 per share compared with $264.7 million, or $3.90 per share for the first six months of 2004.
    "Our refining system achieved record throughput rates during the quarter, even with the Hawaii turnaround," said Bruce A. Smith, Chairman, President and CEO of Tesoro. "Increased utilization rates, continued margin strength, and progress in achieving our stated objectives around earnings initiatives contributed to our solid results for the quarter. Increases in operating and administrative expenses, however, reduced operating income year-over-year."
    Overall refinery operating expenses were higher year-over-year mainly due to increased utility rates and throughput volumes, higher maintenance expenses and employee costs, and allocation of information technology expenses.
    "Over the last twelve months, we have completed major turnaround work at our Golden Eagle, Anacortes, and Hawaii refineries allowing us to achieve new milestones in production. Not only did we run at a record 541,000 barrels per day during the quarter but we set a monthly throughput record of 564,000 barrels per day in June. We were well positioned in the second quarter to capture historically strong margins and we continue to run well and capture today's strong margins. That's allowing us to generate significant free cash flow, which should make 2005 another banner year for Tesoro," Smith added.

    Quarterly Common Stock Dividend Declared

    Tesoro also announced today that its Board of Directors has declared a cash dividend of $0.05 per share payable on September 15, 2005 to shareholders of record on September 1, 2005.

    Public Invited to Listen to Analyst Conference Call via Internet

    At 2:00 p.m., CDT, Thursday, August 4, 2005 Tesoro will broadcast, live, its conference call with analysts regarding second quarter 2005 results. Interested parties may listen to the live conference call over the Internet by logging on to Tesoro's Internet site at http://www.tsocorp.com.
    Tesoro Corporation, a Fortune 500 Company, is an independent refiner and marketer of petroleum products. Tesoro operates six refineries in the western United States with a combined capacity of nearly 560,000 barrels per day. Tesoro's retail-marketing system includes approximately 500 branded retail stations, of which over 200 are company operated under the Tesoro(R) and Mirastar(R) brands.

    This news release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements concern anticipated strong industry refining margins in 2005 and our expectations to generate free cash flow. Factors which can cause actual results to differ from these forward-looking statements include: changes in general economic conditions, the timing and extent of changes in demand for refined products, availability and cost of crude oil, other feedstocks or refined products, throughput and yield levels, disruptions due to equipment interruptions or failure at our or third-party facilities, and other factors beyond our control. For more information concerning these factors and other factors that could cause such a difference, see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

                          TESORO CORPORATION
                STATEMENTS OF CONSOLIDATED OPERATIONS
                             (Unaudited)
                (In millions except per share amounts)


                           Three Months Ended       Six Months Ended
                                June 30,                June 30,
                          ---------------------   --------------------
                            2005        2004        2005       2004
                          ----------  ---------   ---------  ---------
Revenues                 $  4,033.2  $ 3,155.0   $ 7,204.4  $ 5,584.9
Costs and Expenses:
 Costs of sales and
  operating expenses (a)    3,601.5    2,679.3     6,598.8    4,914.0
 Selling, general and
  administrative
  expenses (a) (b)             48.2       38.7       101.9       69.7
 Depreciation and
  amortization                 42.9       37.8        84.4       74.8
 Loss on asset disposals
  and impairments               3.9        3.5         5.1        4.1
                          ----------  ---------   ---------  ---------
Operating Income              336.7      395.7       414.2      522.3
 Interest and Financing
  Costs, Net (c)              (31.7)     (40.2)      (63.0)     (83.1)
                          ----------  ---------   ---------  ---------
   Earnings Before
    Income Taxes              305.0      355.5       351.2      439.2
Income Tax Provision          121.1      142.4       139.6      175.7
                          ----------  ---------   ---------  ---------
Net Earnings             $    183.9  $   213.1   $   211.6  $   263.5
                          ==========  =========   =========  =========
Net Earnings Per Share:
 Basic                   $     2.69  $    3.26   $    3.13  $    4.04
 Diluted                 $     2.62  $    3.11   $    3.02  $    3.88
Weighted Average
 Common Shares:
 Basic                         68.3       65.3        67.5       65.2
 Diluted                       70.1       68.6        70.1       68.0

-------------------
(a) For the three and six months ended June 30, 2005, the Company allocated certain information technology costs totaling $7.4 million and $13.9 million, respectively, previously reported as selling, general and administrative expenses, to costs of sales and operating expenses in order to better reflect costs directly attributable to our segment operations.

(b) During the six months ended June 30, 2005, the Company recorded stock-based and other compensation charges totaling $10.5 million related to the termination and retirement of certain executive officers.

(c) In April 2005, the Company voluntarily prepaid the remaining $96 million outstanding principal balance of our senior secured term loans at a prepayment premium of 1%, which resulted in a pretax charge of $2.9 million consisting of the write-off of unamortized debt issuance costs and the 1% prepayment premium. During the six months ended June 30, 2004, the Company recorded pretax financing expenses of $2.0 million related to amending both the 8% senior secured notes and the senior secured term loans.


               NET EARNINGS ADJUSTED FOR SPECIAL ITEMS
                             (Unaudited)
                (In millions except per share amounts)


                                 Three Months Ended   Six Months Ended
                                      June 30,            June 30,
                                 ------------------   ----------------
                                   2005      2004      2005     2004
                                 ---------  -------   -------  -------
Net Earnings - U.S. GAAP        $   183.9  $ 213.1   $ 211.6  $ 263.5
Special Items, After-tax:
  Termination and retirement
   costs (b)                            -        -       6.3        -
  Debt prepayment and financing
   costs (c)                          1.8        -       1.8      1.2
                                 ---------  -------   -------  -------
Net Earnings Adjusted for
 Special Items                  $   185.7  $ 213.1   $ 219.7  $ 264.7
                                 =========  =======   =======  =======

Net Earnings Per Share - U.S.
 GAAP                           $    2.62  $  3.11   $  3.02  $  3.88
Special Items Per Share,
 After-tax:
  Termination and retirement
   costs (b)                            -        -      0.09        -
  Debt prepayment and financing
   costs (c)                         0.03        -      0.03     0.02
                                 ---------  -------   -------  -------
Net Earnings Per Share
 Adjusted for Special Items     $    2.65  $  3.11   $  3.14  $  3.90
                                 =========  =======   =======  =======

-------------------
Note: The special items present information that the Company believes is useful to investors. The Company believes that the special items described above are not indicative of its core operations.


                          TESORO CORPORATION
                   SELECTED OPERATING SEGMENT DATA
                             (Unaudited)
                            (In millions)


                                  Three Months Ended  Six Months Ended
                                       June 30,           June 30,
                                  ------------------  ----------------
                                   2005      2004      2005     2004
                                  --------  --------  -------  -------
Operating Income (Loss)
  Refining (d)                   $  383.0  $  427.5  $ 515.7  $ 579.1
  Retail (d)                         (6.9)     (1.5)   (18.2)    (5.7)
                                  --------  --------  -------  -------
   Total Segment Operating
    Income                          376.1     426.0    497.5    573.4
  Corporate and Unallocated
   Costs (b) (d)                    (35.5)    (26.8)   (78.2)   (47.0)
  Loss on Asset Disposals and
   Impairments                       (3.9)     (3.5)    (5.1)    (4.1)
                                  --------  --------  -------  -------
   Operating Income                 336.7     395.7    414.2    522.3
  Interest and Financing Costs,
   Net (c)                          (31.7)    (40.2)   (63.0)   (83.1)
                                  --------  --------  -------  -------
   Earnings Before Income Taxes  $  305.0  $  355.5  $ 351.2  $ 439.2
                                  ========  ========  =======  =======

Depreciation and Amortization
  Refining                       $   36.6  $   31.8  $  71.8  $  62.8
  Retail                              4.2       4.4      8.5      8.8
  Corporate                           2.1       1.6      4.1      3.2
                                  --------  --------  -------  -------
   Depreciation and Amortization $   42.9  $   37.8  $  84.4  $  74.8
                                  ========  ========  =======  =======

Capital Expenditures
  Refining                       $   48.2  $   28.8  $  85.2  $  43.3
  Retail                              1.3       0.9      1.5      1.0
  Corporate                           2.7       1.7     29.4      2.0
                                  --------  --------  -------  -------
   Capital Expenditures          $   52.2  $   31.4  $ 116.1  $  46.3
                                  ========  ========  =======  =======

-------------------
(d) For the three and six months ended June 30, 2005, the Company allocated certain information technology costs totaling $7.4 million and $13.9 million, respectively, from corporate and unallocated costs to segment operating income. The $7.4 million for the three months ended June 30, 2005 included $5.9 million in refining and $1.5 million in retail. The $13.9 million for the six months ended June 30, 2005 included $10.8 million in refining and $3.1 million in retail.


                          BALANCE SHEET DATA
                             (Unaudited)
                        (Dollars in millions)


                                    June 30,   March 31,  December 31,
                                      2005       2005        2004
                                    ---------  ---------  ------------
Cash and Cash Equivalents          $    96.2  $    89.1  $      184.8
Total Assets                       $ 4,487.0  $ 4,391.7  $    4,075.1
Total Debt                         $ 1,132.8  $ 1,227.4  $    1,218.3
Total Stockholders' Equity         $ 1,595.8  $ 1,389.4  $    1,327.1
Total Debt to Capitalization Ratio        42%        47%           48%

Total Debt                         $ 1,132.8  $ 1,227.4  $    1,218.3
Less:  Cash and Cash Equivalents   $    96.2  $    89.1  $      184.8
                                    ---------  ---------  ------------
  Net Debt (e)                     $ 1,036.6  $ 1,138.3  $    1,033.5
Total Stockholders' Equity         $ 1,595.8  $ 1,389.4  $    1,327.1
                                    ---------  ---------  ------------
  Net Capitalization (e)           $ 2,632.4  $ 2,527.7  $    2,360.6
Net Debt to Net Capitalization
 Ratio (e)                                39%        45%           44%

-------------------
(e) Net debt represents total debt less cash and cash equivalents. Net capitalization represents the total of net debt and total stockholders' equity. The Company believes net debt to net capitalization is useful in measuring our financial leverage. Net debt to net capitalization should not be considered as an alternative to debt to capitalization or any measure of financial leverage presented in accordance with accounting principles generally accepted in the United States of America. Net debt to net capitalization may not be comparable to similarly titled measures used by other companies.


                          TESORO CORPORATION
                            OPERATING DATA
                             (Unaudited)


                                Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                                ------------------  ------------------
                                  2005      2004      2005      2004
                                ---------  -------  ---------  -------
REFINING SEGMENT
 Total Refining Segment
  Throughput (thousand
   barrels per day)
   Heavy crude                     271.2    290.5      267.0    281.2
   Light crude                     250.6    225.6      219.6    218.6
   Other feedstocks                 19.0     21.7       22.5     17.9
                                ---------  -------  ---------  -------
          Total Throughput         540.8    537.8      509.1    517.7
                                =========  =======  =========  =======

  Yield (thousand barrels per
   day)
   Gasoline and gasoline
    blendstocks                    257.6    261.8      240.5    253.8
   Jet fuel                         66.4     64.0       65.6     64.1
   Diesel fuel                     125.8    115.8      108.5    109.6
   Heavy oils, residual
    products, internally
    produced fuel and other        111.2    115.1      113.5    109.7
                                ---------  -------  ---------  -------
          Total Yield              561.0    556.7      528.1    537.2
                                =========  =======  =========  =======

  Refining Margin
   ($/throughput bbl) (f)
   Gross                       $   13.28  $ 13.20  $   11.00  $ 10.50
   Manufacturing cost before
    depreciation and
    amortization (f)           $    3.36  $  2.83  $    3.45  $  2.85

  Segment Operating Income
   ($ millions)
   Gross refining margin
    (after inventory
    changes) (g)               $   640.2  $ 639.0  $ 1,007.1  $ 987.0
   Expenses
    Manufacturing costs            165.2    138.3      317.7    268.8
    Other operating expenses        48.4     35.0       87.5     64.5
    Selling, general and
     administrative                  7.0      6.4       14.4     11.8
    Depreciation and
     amortization (h)               36.6     31.8       71.8     62.8
                                ---------  -------  ---------  -------
           Segment Operating
            Income             $   383.0  $ 427.5  $   515.7  $ 579.1
                                =========  =======  =========  =======

  Product Sales (thousand
   barrels per day) (i)
   Gasoline and gasoline
    blendstocks                    306.7    307.7      287.3    298.5
   Jet fuel                        102.2     86.3       99.0     82.9
   Diesel fuel                     142.4    139.4      132.7    129.6
   Heavy oils, residual
    products and other              75.6     76.2       72.3     76.1
                                ---------  -------  ---------  -------
          Total Product Sales      626.9    609.6      591.3    587.1
                                =========  =======  =========  =======

  Product Sales Margin
   ($/barrel) (i)
   Average sales price         $   67.06  $ 54.38  $   63.34  $ 49.86
   Average costs of sales          56.14    42.79      53.91    40.44
                                ---------  -------  ---------  -------
          Product Sales Margin $   10.92  $ 11.59  $    9.43  $  9.42
                                =========  =======  =========  =======

-------------------
(f) Management uses gross refining margin per barrel to evaluate performance, allocate resources and compare profitability to other companies in the industry. Gross refining margin per barrel is calculated by dividing gross refining margin before inventory changes by total refining throughput and may not be calculated similarly by other companies. Management uses manufacturing costs per barrel to evaluate the efficiency of refinery operations and allocate resources. Manufacturing costs per barrel may not be comparable to similarly titled measures used by other companies. Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered as alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.

(g) Gross refining margin is revenues less costs of refining feedstocks, purchased products, transportation and distribution. Gross refining margin approximates total refining segment throughput times gross refining margin per barrel, adjusted for changes in refined product inventory due to selling a volume and mix of product that is different than actual volumes manufactured. Also includes the effect of intersegment sales to the retail segment at prices which approximate market.

(h) Includes manufacturing depreciation and amortization per throughput barrel of approximately $0.66 and $0.57 for the three months ended June 30, 2005 and 2004, respectively, and $0.70 and $0.59 for the six months ended June 30, 2005 and 2004, respectively.

(i) Sources of total product sales include products manufactured at the refineries, products drawn from inventory balances and products purchased from third parties. Total product sales margin includes margins on sales of manufactured and purchased products and the effects of inventory changes.


                          TESORO CORPORATION
                            OPERATING DATA
                             (Unaudited)


                                   Three Months Ended Six Months Ended
                                        June 30,          June 30,
                                   ------------------ ----------------
                                     2005      2004    2005     2004
                                   ---------  ------- -------  -------
Refining By Region
 California (j)
  Throughput (thousand barrels
   per day)
   Heavy crude                        156.2    146.8   150.1    145.5
   Light crude                          6.1      1.0     3.1      2.5
   Other feedstocks                     8.2     14.1     6.7      9.5
                                   ---------  ------- -------  -------
          Total Throughput            170.5    161.9   159.9    157.5
                                   =========  ======= =======  =======

  Yield (thousand barrels per
   day)
   Gasoline and gasoline
    blendstocks                       100.0    102.6    91.0    100.2
   Diesel fuel                         51.1     41.4    45.9     39.1
   Heavy oils, residual products,
    internally produced fuel
    and other                          28.7     27.1    31.4     27.6
                                   ---------  ------- -------  -------
          Total Yield                 179.8    171.1   168.3    166.9
                                   =========  ======= =======  =======

  Refining Margin ($/throughput
   bbl)
   Gross                          $   19.23  $ 19.51 $ 18.00  $ 15.42
   Manufacturing cost before
    depreciation and amortization $    5.31  $  4.63 $  5.42  $  4.62

 Pacific Northwest (Alaska &
  Washington) (j)
  Throughput (thousand barrels
   per day)
   Heavy crude                         96.4     92.5    88.8     88.5
   Light crude                         80.3     80.4    61.4     76.6
   Other feedstocks                     5.6      2.6    11.3      3.9
                                   ---------  ------- -------  -------
          Total Throughput            182.3    175.5   161.5    169.0
                                   =========  ======= =======  =======

  Yield (thousand barrels per
   day)
   Gasoline and gasoline
    blendstocks                        77.9     74.3    70.3     71.8
   Jet fuel                            34.3     30.0    31.2     29.3
   Diesel fuel                         29.5     28.2    20.6     27.5
   Heavy oils, residual products,
    internally produced fuel
    and other                          46.1     47.5    44.8     45.0
                                   ---------  ------- -------  -------
          Total Yield                 187.8    180.0   166.9    173.6
                                   =========  ======= =======  =======

  Refining Margin ($/throughput
   bbl)
   Gross                          $   12.08  $ 11.98 $  8.83  $  9.32
   Manufacturing cost before
    depreciation and amortization $    2.42  $  2.32 $  2.76  $  2.35

 Mid-Pacific (Hawaii) (j)
  Throughput (thousand barrels
   per day)
   Heavy crude                         18.6     51.2    28.1     47.2
   Light crude                         51.3     34.0    48.7     37.6
                                   ---------  ------- -------  -------
          Total Throughput             69.9     85.2    76.8     84.8
                                   =========  ======= =======  =======

  Yield (thousand barrels per
   day)
   Gasoline and gasoline
    blendstocks                        16.3     21.5    17.9     22.3
   Jet fuel                            20.5     24.0    23.4     24.4
   Diesel fuel                         10.8     13.3    11.4     14.2
   Heavy oils, residual products,
    internally produced fuel
    and other                          23.5     27.6    25.2     25.3
                                   ---------  ------- -------  -------
          Total Yield                  71.1     86.4    77.9     86.2
                                   =========  ======= =======  =======

  Refining Margin ($/throughput
   bbl)
   Gross                          $    6.71  $  7.63 $  5.26  $  6.09
   Manufacturing cost before
    depreciation and amortization $    2.52  $  1.44 $  2.06  $  1.38

-------------------
(j) During the 2005 second quarter, throughput and yield levels were reduced at our Hawaii refinery as a result of a scheduled major maintenance turnaround. Throughput and yield levels were reduced during the 2005 first quarter at our California and Washington refineries due to scheduled major maintenance turnarounds and unscheduled downtime.


                          TESORO CORPORATION
                            OPERATING DATA
                             (Unaudited)


                                  Three Months Ended  Six Months Ended
                                       June 30,           June 30,
                                  ------------------  ----------------
                                    2005      2004     2005     2004
                                  ---------  -------  -------  -------
 Mid-Continent (North Dakota &
  Utah)
  Throughput (thousand barrels
   per day)
   Light crude                       112.9    110.2    106.4    101.9
   Other feedstocks                    5.2      5.0      4.5      4.5
                                  ---------  -------  -------  -------
          Total Throughput           118.1    115.2    110.9    106.4
                                  =========  =======  =======  =======

  Yield (thousand barrels per
   day)
   Gasoline and gasoline
    blendstocks                       63.4     63.4     61.3     59.5
   Jet fuel                           11.6     10.0     11.0     10.4
   Diesel fuel                        34.4     32.9     30.6     28.8
   Heavy oils, residual
    products, internally
    produced fuel and other           12.9     12.9     12.1     11.8
                                  ---------  -------  -------  -------
          Total Yield                122.3    119.2    115.0    110.5
                                  =========  =======  =======  =======

  Refining Margin ($/throughput
   bbl)
   Gross                         $   10.19  $ 10.28  $  7.82  $  8.57
   Manufacturing cost before
    depreciation and
    amortization                 $    2.48  $  2.09  $  2.58  $  2.21


                          TESORO CORPORATION
                            OPERATING DATA
                             (Unaudited)


                                  Three Months Ended  Six Months Ended
                                       June 30,           June 30,
                                  ------------------  ----------------
                                    2005      2004     2005     2004
                                  ----------  ------  -------  -------
RETAIL SEGMENT
 Number of Stations (end of
  period)
  Company-operated                      213     223      213      223
  Branded jobber/dealer                 283     317      283      317
                                  ----------  ------  -------  -------
   Total Stations                       496     540      496      540
                                  ==========  ======  =======  =======

 Average Stations (during
  period)
  Company-operated                      214     223      214      224
  Branded jobber/dealer                 286     320      289      323
                                  ----------  ------  -------  -------
   Total Average Retail Stations        500     543      503      547
                                  ==========  ======  =======  =======

 Fuel Sales (millions of
  gallons)
  Company-operated                     67.1    72.9    132.1    142.5
  Branded jobber/dealer                49.5    55.9     95.5    109.2
                                  ----------  ------  -------  -------
   Total Fuel Sales                   116.6   128.8    227.6    251.7
                                  ==========  ======  =======  =======

 Fuel Margin ($/gallon) (k)      $     0.15  $ 0.14  $  0.13  $  0.14
 Merchandise Sales ($ millions)  $     35.5  $ 32.5  $  65.4  $  60.7
 Merchandise Margin ($ millions) $      9.1  $  9.1  $  16.7  $  16.4
 Merchandise Margin %                    26%     28%      26%      27%

 Segment Operating Loss
  ($ millions)
  Gross Margins
   Fuel (l)                      $     16.9  $ 18.4  $  29.8  $  35.9
   Merchandise and other non-
    fuel margin                         9.9    10.0     18.3     18.2
                                  ----------  ------  -------  -------
   Total Gross Margins                 26.8    28.4     48.1     54.1
  Expenses
   Operating expenses                  21.7    18.3     44.4     36.8
   Selling, general and
    administrative                      7.8     7.2     13.4     14.2
   Depreciation and amortization        4.2     4.4      8.5      8.8
                                  ----------  ------  -------  -------
   Segment Operating Loss        $     (6.9) $ (1.5) $ (18.2) $  (5.7)
                                  ==========  ======  =======  =======

-------------------
(k) Management uses fuel margin per gallon to compare profitability to other companies in the industry. Investors and analysts use fuel margin per gallon to help analyze and compare companies in the industry on the basis of operating performance. Fuel margin per gallon is calculated by dividing fuel gross margin by fuel sales volumes. Fuel margin per gallon may not be calculated similarly by other companies.

(l) Includes the effect of intersegment purchases from the refining segment at prices which approximate market.


    CONTACT: Tesoro Corporation, San Antonio
             Investors:
             A. Pierre Dubois, 210-283-2164
             or
             Media:
             Sarah Simpson, 210-283-2374